UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 29, 2008 (September 29, 2008)
HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 269-8175

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
     Today, Healthcare Realty Trust Incorporated (the “Company”) closed its previously announced underwritten public offering of 8,050,000 newly issued shares of common stock at a public offering price of $25.50 per share, including 1,050,000 shares sold pursuant to the underwriters’ overallotment option. The net proceeds of the offering, after underwriting discounts and commissions and estimated offering expenses, were approximately $196.1 million. The Company intends to use the net proceeds from this offering to invest in recently closed and anticipated acquisitions of medical office and other outpatient-related facilities and for other general corporate purposes.
     Wachovia Securities, J.P.Morgan, Banc of America Securities LLC and UBS Investment Bank acted as joint book-running managers for the offering. The offering was made solely by means of a prospectus supplement and the accompanying prospectus. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Wachovia Capital Markets, LLC, 375 Park Avenue, New York, NY 10152-4077, equity.syndicate@wachovia.com, or by calling Wachovia Capital Markets, LLC at (800) 326-5897, from J.P. Morgan Securities Inc., National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, or calling (718) 242-8002, from Banc of America Securities LLC at Banc of America Securities LLC, Capital Markets (Prospectus Fulfillment) by e-mail to dg.prospectus_distribution@bofasecurities.com or by mail to Banc of America Securities LLC, Capital Markets Operations, 100 West 33rd Street, 3rd Floor, New York, NY 10001, or from UBS Securities LLC, Prospectus Department, 299 Park Avenue, New York, NY 10171 or by calling (888) 827-7275 extension 3884.
     The shares of common stock were sold pursuant to the Company’s existing effective shelf registration statement on file with the Securities and Exchange Commission. This Current Report on Form 8-K is not an offer to sell, nor a solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.
     In addition to the historical information contained within, the matters discussed in this Current Report on Form 8-K contain forward-looking statements that involve estimates, assumptions, risks and uncertainties, including the use of proceeds from this offering. These risks are discussed in filings with the Securities and Exchange Commission by the Company, including its Annual Report on Form 10-K for the year ended December 31, 2007 under the heading “Risk Factors,” and as maybe updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By:	/s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer

Date: September 29, 2008